RESOLVED, that Timothy Brady is hereby appointed to serve as a director of this Corporation and to hold such directorship until his successor is duly elected or appointed, and he shall serve as a member of the Corporation’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee; and it is

FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to issue a press release regarding the appointment of Mr. Brady as a director and as Secretary of the Corporation; and it is

FURTHER RESOLVED, that this Action by Written Consent shall be filed with the minutes of the meetings of the Corporation's Board of Directors and shall have the same force and effect as the vote of the Directors as a duly called and noticed meeting of the Board of Directors.

FURTHER RESOLVED, that in addition to and without limiting the foregoing, the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to take, or cause to be taken, such further action, to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as such officer may deem appropriate in order to effect the purpose or intent of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned has executed the foregoing Consent effective as of October 14, 2020.